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                                                                   EXHIBIT 10(8)


                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Agreement") is made as of March 14, 2001, by and between CNA SURETY CORPORATION (the "Company"), and ROBERT E. AYO (the "Consultant").

                                    RECITALS


         A. The Consultant intends to resign his employment with the Company on or before April 1, 2001 on account of retirement.

         B. The Consultant has developed expertise regarding the business of the Company and the Company desires to benefit from Consultant's experience. The Company desires to engage the Consultant, and the Consultant is willing to be so engaged, to provide services (the "Consulting Services") to the Company as requested by the Company, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the Recitals (which are incorporated herein by reference), the agreements hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS

         1. Engagement. The Company hereby engages the Consultant and the Consultant agrees to be engaged as an independent consultant, for the purposes and upon the terms and conditions hereinafter set forth. The Company acknowledges that it is relying on Consultant's professional judgment in performing the Consulting Services and that it will have no right to control or direct the details, manner or means by which Consultant performs the Consulting Services.

         2. Independent Consultant Status. The relationship hereby created between the Company and the Consultant shall be that of an independent contractor and shall not be considered as creating the relationship of employer-employee, partnership, principal-agent, joint venture or association of any other kind.

         3. Term and Termination. The term of Consultant's engagement under this Agreement shall be for the one-year period commencing on the day following the Consultant's resignation of employment with the Company on account of retirement and ending one year thereafter (the "Term"); provided however, if the Consultant's resignation of employment occurs after April 1, 2001 this Agreement shall be null and void and the Consultant shall not be entitled to any of the benefits described hereunder.

         4. Duties. Throughout the Term, the Consultant shall be available to perform Consulting Services in Chicago, Illinois and shall devote such time during normal business hours to the Consulting Services as the Company reasonably requests, provided that the times at which the Consultant provides Consulting Services shall be reasonably convenient to the Consultant.
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The Consultant shall provide Consulting Services to the best of his ability, utilizing all of his skills and experience.

         5. Compensation. As full compensation for the Consulting Services, the Company during the Term shall pay the Consultant his annual base salary as in effect on the date of his termination of employment in equal biweekly installments.

         6. Employee Benefits. Consultant acknowledges that he shall not be entitled to participate during the Term by reason of this Agreement in any of the Company's employee benefit plans, practices, policies and programs. Consultant hereby expressly waives his right (if any) to participate in any such employee benefit plans, practices, policies and programs, irrespective of his status during the Term or any change therein.

         7. Taxes. Consultant acknowledges that he is retained as an independent contractor and that the Company will not withhold federal or state income taxes from the compensation due under this Agreement, will not contribute on his behalf under the Federal Insurance Contributions Act or the Federal Unemployment Tax Act or any comparable state program, and will not withhold Consultant's share of contributions to such programs from his compensation. Consultant agrees that he is exclusively liable for the payment of federal and state income taxes, including estimated taxes, and the payment of any self-employment tax.

         8. Limitation on Authority. Consultant acknowledges that he is not an employee and not an agent of the Company. Consultant has no authority to, and shall not, incur any obligation on behalf of the Company or cause the Company to become liable for same, without the express written consent of the Company. Consultant shall not hold himself forth as an agent of the Company and shall not knowingly permit any person to believe, assume or act as if Consultant is an agent of the Company authorized to bind the Company to any obligation whatsoever.

         9. Death or Disability. If during the Term of this Agreement, the Consultant dies or becomes disabled (as defined in the Company's Long Term Disability Plan) the payments described in Section 5 of this Agreement shall continue to be made to the beneficiary designated by the Consultant on such form as may be approved by the Company and, if no beneficiary is so designated, to the Consultant's estate.

         10. Confidentiality. The Consultant hereby agrees to keep the terms and provisions of this Agreement confidential.

         11. Miscellaneous.

             (a) This Agreement shall inure to the benefit of, and be binding upon (to the extent applicable), the parties hereto and their respective successors, heirs, representatives and assigns, as the case may be; provided, however, that no party shall assign or delegate this Agreement or any other rights or obligations created hereunder, except that the Company shall have the unrestricted right to assign this Agreement and all or any part of its rights hereunder and to delegate all or any part of its obligations hereunder to any of its affiliates.


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             (b) Nothing in this Agreement shall confer upon any person not a party to this Agreement, or the legal representatives of such person, any rights or remedies of any nature or kind whatsoever, under or by reason of this Agreement.

             (c) All notices, requests, instructions or other communications given or made pursuant hereto shall be in writing and hand delivered, sent by nationally recognized overnight or next day delivery service, sent by facsimile (with receipt confirmation), or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses; receipt shall be deemed to have occurred on the earlier of the date of actual receipt or confirmation by the sender that the delivery or transmission was completed or that the addressee has changed its address or facsimile number without giving the other party notice hereunder:

                 (i)   If to the Company, to:

                       General Counsel
                       CNA Surety Corporation
                       CNA Plaza - 13S
                       Chicago, Illinois 60685

                       (312) 822-3895 (telephone)
                       (312) 755-3737


                 (ii)  If to the Consultant, to:

                       Robert E. Ayo
                       172 Sunset Ave.
                       Glen Ellyn, IL. 60137
                       (630) 469-4208  (telephone)


or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others.

             (d) This Agreement represents the entire agreement and understanding of the parties hereto with reference to the matters set forth herein, and no representations, warranties or covenants have been made in connection with this Agreement other than those expressly set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. Notwithstanding the foregoing, the provisions of the Employment Agreement dated as of January 1, 2000 by and between the Company and Consultant which survive the Consultant's termination of employment shall continue in accordance with the terms of the Employment Agreement.

             (e) This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties


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hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

             (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to choice of law principles.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


                                       CNA  SURETY CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:  Mark C. Vonnahme
                                       Title: Chief Executive Officer


                                       ROBERT E. AYO



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